UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2023, United Fire Group, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") to announce the appointment of Julie Stephenson as Executive Vice President and Chief Operating Officer, effective January 30, 2023 (“Effective Date”). This amendment to the Original Filing is being filed to provide information regarding amendments to the terms of her Executive Employment Offer Letter (“Offer Letter”) as described in the Original Filing.

The Amended Offer Letter, dated March 1, 2023, increases Ms. Stephenson's equity grants to address a disparity in calculating her initial restricted stock unit (RSU) grants to include an addition of 1,850 shares vesting March 1, 2023, 1,101 shares vesting March 31, 2024, and 627 shares vesting March 31, 2025 subject to the terms of the original Offer Letter. The Amended Offer Letter also modifies Ms. Stephenson's initial bonus to instead be a signing bonus in the amount of $596,948, inclusive of a gross-up valued at $219,418 which represents Ms. Stephenson's foregone cash compensation that she was required to return to her previous employer as a result of joining the Company. No other changes were made to Ms. Stephenson’s Offer Letter.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	March 3, 2023	/s/ Kevin J. Leidwinger
Kevin J. Leidwinger, Chief Executive Officer

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